CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT
This CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of March 29, 2026, by and among Allbirds, Inc., a Delaware public benefit corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Second Avenue Capital Partners LLC, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”).
WITNESSETH:
A. Reference is made to that certain Credit Agreement dated as of June 30, 2025 (the “Existing Credit Agreement”, and as amended by this Amendment and as may be further amended, restated, amended and restated, modified, supplemented and in effect from time to time, the “Amended Credit Agreement”) by and among, among others, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Amended Credit Agreement.
B. The Borrower has requested that the Agent and the Lenders agree to amend certain provisions of the Existing Credit Agreement, as more fully set forth herein, and the Agent and the Lenders are willing to do the foregoing, subject to the terms and conditions expressly set forth herein.
C. The Borrower has informed the Agent that the Borrower has closed or intends to close each Store location listed on Exhibit A hereto (which closures are referred to herein as the “Specified Store Closings”). The Specified Store Closings are not permitted under Section 7.17(a) of the Credit Agreement and, as such, the Loan Parties have requested that the Agent and the Lenders consent to the Specified Store Closings and waive any Event of Default which has resulted from the Specified Store Closings occurring prior to the First Amendment Effective Date.
D. The Borrower has informed the Agent that the report and opinion being delivered in connection with the Consolidated statements for the Fiscal Year ended December 31, 2025, which is due March 31, 2026, will be subject to a “going concern” qualification (the “2025 Going Concern Qualification”). The 2025 Going Concern Qualification is not permitted under Section 6.01(a) of the Credit Agreement, and, as such, the Loan Parties have requested that the Agent and the Lenders consent to the 2025 Going Concern Qualification.
E. The Borrower has informed the Agent that the Borrower intends to affect the sale of all or substantially all of the assets in the Business or the Equity Interests of the Borrower (the “Contemplated Sale”).
F. The Borrower has informed the Agent that it has increased the aggregate principal amount of the Existing Cash Collateralized Letter of Credit from $855,000 to $1,206,905 (the “Existing Cash Collateralized Letter of Credit Increase”). The Existing Cash Collateralized Letter of Credit Increase does not constitute Permitted Indebtedness and is not permitted under Section 7.03(a) of the Credit Agreement, and the Liens on the cash collateral securing reimbursement obligations with respect to the Existing Cash Collateralized Letter of Credit Increase are not permitted under Section 7.01 of the Credit Agreement, and, as such, the Loan Parties have requested that the Agent and the Lenders waive any Event of Default which has resulted from the Existing Cash Collateralized Letter of Credit Increase, including the Liens on additional cash collateral securing such reimbursement obligations.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Existing Credit Agreement. Upon the First Amendment Effective Date and in reliance on the representations and warranties set forth in Section 5 below, the Existing Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect) is hereby amended, as set forth in the conformed Credit Agreement attached hereto as Annex B, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text).
2. Limited Consent and Waiver. Upon the First Amendment Effective Date (as defined below) and in reliance on the representations and warranties set forth in Section 5 below, the Agent and the Lenders hereby (a) consent to the Specified Store Closings, (b) consent to the 2025 Going Concern Qualification (the foregoing clauses (a) and (b), the “Limited Consent”), (c) waive any existing Events of Default which are solely a result of Specified Store Closings occurring prior to the First Amendment Effective Date and (d) waive any existing Events of Default which are solely a result of the Existing Cash Collateralized Letter of Credit Increase occurring prior to the First Amendment Effective date (the foregoing clauses (c) and (d), the “Limited Waiver”). The foregoing Limited Consent relates solely to the Specified Store Closings and shall not entitle the Loan Parties to any other or further consent in any similar or other circumstance and shall not establish any course of dealing between the Loan Parties, the Agent and the Lenders or create any obligation, commitment or agreement of the Agent or any Lender with respect to any future consent with respect to any of the Loan Documents. Except as specifically provided herein, the Agent and the Lenders reserve and preserve all of their rights and remedies under the Credit Agreement and the other Loan Documents, and the Credit Agreement and the other Loan Documents shall remain in full force and effect. The foregoing Limited Waiver shall not be construed as a bar to or a waiver of any other or further Default or Event of Default on any future occasion, whether the same or similar to the Existing Events of Default or otherwise, and, except in respect of the Existing Events of Default, shall not constitute a waiver, express or implied, of any of the rights and remedies of the Agent or the Lenders arising under the terms of the Credit Agreement or any other Loan Documents on any future occasion or otherwise.
3. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent (unless otherwise waived by the Agent in writing in its sole discretion) (the date of satisfaction of such conditions, the “First Amendment Effective Date”):
(i)the Agent shall have received the following:
(1)this Amendment, duly executed and delivered by the Agent, the Lenders and the Loan Parties;
(2)that certain First Amendment Fee Letter, duly executed and delivered by the Agent and the Loan Parties;
(3)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of such party to enter into this Amendment and the other Loan Documents to which such Person is a party or is to become a party, and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Person is a party or is to become a party; and
(4)copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that each such Person is duly organized or formed, and that each such Person is validly existing, in good standing and qualified to engage in business in its jurisdiction of incorporation or organization;
(ii)the Borrower shall have paid in full all fees and expenses for which invoices have been presented (including, without limitation, the fees and expenses of counsel to the Agent);
(iii)the representations and warranties set forth in Section 5 hereof shall be true and correct in all respects on and as of the First Amendment Effective Date; and
(iv)after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would occur as a result of the consummation of the transactions contemplated by this Amendment.
4. Conditions Subsequent. The Borrower shall execute and deliver the documents or complete the tasks, as applicable, set forth below, in each case, within the time limits specified below (or such later times as determined by the Agent in writing in its Permitted Discretion), each of which shall be completed or provided in form and substance reasonably satisfactory to the Agent:
(a) On or before April 17, 2026, the Borrower shall deliver (or shall cause to be delivered) to the Agent evidence that the Borrower and the buyer (the “Buyer”) have executed definitive documentation for the Contemplated Sale (the “Definitive Documentation”) and that no conditions to the Contemplated Sale remain outstanding, other than the completion of a stockholder vote;
(b) On or before April 24, 2026, the Borrower shall deliver (or shall cause to be delivered) to the Agent evidence that the Borrower has filed a proxy for a stockholder vote on the Contemplated Sale (the “Vote”), which is scheduled for no later than the earlier of (i) the date which is fifty (50) days after the Borrower has filed a proxy for the Vote and (ii) June 12, 2026;
(c) On or before the earlier of (i) the date which is ten (10) days after the Vote and (ii) June 19, 2026, the Borrower shall deliver (or shall cause to be delivered) to the Agent evidence that the Borrower shall have received approval for and consummated the Contemplated Sale; and
(d) On or before the earlier of (i) the date which is ten (10) days after the Vote and (ii) June 19, 2026, the Borrower shall have caused the Obligations to be indefeasibly paid in full in cash and the Revolving Commitments to be terminated in accordance with the provisions of Section 2.06(a) of the Credit Agreement (the “Payoff Date”).
5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lenders that:
(i)the representations and warranties of such Loan Party contained in Article V of the Amended Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case, on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case, as of such earlier date;
(ii)such Loan Party has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment;
(iii)the execution, delivery and performance by such Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (x) any Material Contract or any Material Indebtedness to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law except where such violation could not reasonably be expected to have a Material Adverse Effect;
(iv)this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(v)after giving effect to this Amendment, no Default or Event of Default exists and is continuing or would result from the consummation of the transactions contemplated by this Amendment.
6. NOLV Reserve. The parties hereto acknowledge and agree that the Agent will implement $1,750,000 of an Availability Reserve due to the changes in the net orderly liquidation value of the inventory (the “NOLV Reserve”) and intends to maintain the NOLV Reserve until the Payoff Date.
7. Effect on Loan Documents; Ratification. The Amended Credit Agreement and the other Loan Documents, after giving effect to this Amendment, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or any other Credit Party under the Existing Credit Agreement or any other Loan Document, as in effect prior to the First Amendment Effective Date. After giving effect to this Amendment and the transactions contemplated hereunder, each Loan Party hereby ratifies and confirms in all respects all of its obligations under the Loan Documents to which it is a party and any prior grant of a security interest under the Loan Documents to which it is party. This Amendment is not a novation or discharge of the obligations of the Loan Parties under the Existing Credit Agreement and the other Loan Documents.
8. No Present Claims; Release. Each Loan Party acknowledges and agrees that as of the date hereof: (a) it does not have any claim or cause of action against the Agent, any Lender or any of their respective Affiliates (or any of the Agent’s, any Lender’s or any of their respective Affiliates’ directors, officers, employees, agents, subsidiaries, attorneys, attorneys’ consultants, predecessors, successors or assigns) (collectively, the “Released Parties”); and (b) it does not have any offset right, counterclaim, or defense of any kind against the Obligations or any portion thereof. The Agent and each Lender intends (and each Loan Party agrees) to eliminate any possibility that any past conditions, acts, omissions, events, or circumstances would impair or otherwise adversely affect any of the rights, interests, security and/or remedies of the Agent and each Lender. For and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party unconditionally and irrevocably releases, waives, and forever discharges the Released Parties from the following (each a “Claim”): (x) any and all liabilities, obligations, duties, promises, or indebtedness of any kind (if any) of the Released Parties to any one or more of the Loan Parties, which existed, arose, or occurred at any time from the beginning of the world to the date of this Amendment, and (y) all claims, offsets, causes of action, suits, or defenses of any kind whatsoever (if any), which any one or more of the Loan Parties might otherwise have against the Released Parties, or any of them, in either case under clause (x) or (y) on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance, or matter of any kind, which existed, arose, or occurred at any time from the beginning of the world to the date of this Amendment in connection with the Loan Documents or any of the transactions contemplated hereby and thereby. In entering into this Amendment, each Loan Party (i) acknowledges and agrees that it has had the opportunity to consult with counsel, (ii) acknowledges and agrees that the releases set forth herein were separately bargained for and expressly consents that these releases shall be given full force and effect in accordance with each and all of their express terms and provisions, (iii) expressly disclaims any reliance on any representations, acts or omissions by the Agent, any Lender or any other Released Party, and (iv) agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness or validity thereof. Notwithstanding anything contained herein to the contrary and unless otherwise agreed to by the Loan Parties after the date hereof, the Loan Parties are not releasing the Released Parties with respect to their obligations to be performed on and after the date of this Amendment arising under this

Amendment, the Amended Credit Agreement or any other Loan Document. The provisions of this Section 8 shall survive payment in full of all Obligations and termination of the Aggregate Revolving Commitments.
9. Miscellaneous.
(a) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Except as expressly set forth herein, nothing contained in this Amendment and no action by, or inaction on the part of, any Lender or the Agent shall, or shall be deemed to, directly or indirectly constitute a consent to or waiver of any past, present or future violation of any provisions of any Loan Document.
(b) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf., or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.
(c) This Amendment and the other Loan Documents (as amended hereby) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
(d) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby, and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e) The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
(f) This Amendment is and shall constitute a Loan Document.
(g) Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.
(h) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

LOAN PARTIES:

Allbirds, Inc., as the Borrower
Dated: March 29, 2026
	By:	/s/ Joe Vernachio
Joe Vernachio
Chief Executive Officer

Allbirds International, INC., as a Guarantor

	By:	/s/ Joe Vernachio
Joe Vernachio
Chief Executive Officer

AGENT AND LENDERS:

Second Avenue Capital Partners LLC, as the Agent and a Lender
Dated: March 29, 2026
	By:	/s/ Mark Gallivan
Mark Gallivan
Authorized Signer